Exhibit 99.1

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Financial Statements

March 31, 2005 and June 30, 2004

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Index to the Financial Statements

March 31, 2005 and June 30, 2004

Page

Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Cash Flows	4

Statement of Stockholders’ Equity	5

Notes to the Financial Statements	6-8

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Sibling Pictures, Inc. & Subsidiary

We have audited the accompanying balance sheets of Sibling Pictures, Inc. & Subsidiary as of March 31, 2005 and June 30, 2004 and the related statements of operations, cash flows and stockholders’ equity for the nine months ended March 31, 2005 and for the periods from inception, October 24, 2003, through June 30, 2004 and March 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sibling Pictures, Inc. & Subsidiary as of March 31, 2005 and June 30, 2004, and the results of its operations and its cash flows for the nine months ended March 31, 2005 and for the periods from inception, October 24, 2003, through June 30, 2004 and March 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

As discussed in the notes to the financial statements, certain conditions indicate that the Company may be unable to continue as a going-concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going-concern.

/s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

June 30, 2005

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Balance Sheets

	March 31, 2005	June 30, 2004
Assets

Current assets:
Cash	$—	$—

Total Current Assets	—	—

Total Assets	—	—

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	12,479	10,923
Due to affiliates	67,656	50,989

Total Current Liabilities	80,135	61,912

Stockholders’ Equity:
Common stock - no par value, 1,500 shares authorized, 180 and 100 shares issued and outstanding at March 31, 2005 and
June 30, 2004, respectively	1,798	1,000
Deficit accumulated during the development stage	(81,933)	(62,912)

Total Stockholders’ Equity	(80,135)	(61,912)

Total Liabilities and Stockholders’ Equity	$—	$—

See notes to the financial statements.

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Statements of Operations

	For the Nine Months Ended March 31, 2005	October 24, 2003 (Date of Inception) Through June 30, 2004	October 24, 2003 (Date of Inception) Through March 31, 2005

Revenues	$—	$—	$—

Selling and general and administrative expenses	19,021	62,912	81,933

Net (Loss)	$(19,021)	$(62,912)	$(81,933)

See notes to the financial statements.

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Statements of Cash Flows

	For the Nine Months Ended March 31, 2005	October 24, 2003 (Date of Inception) Through June 30, 2004	October 24, 2003 (Date of Inception) Through March 31, 2005
Cash Flows from Operating Activities:
Net (loss)	$(19,021)	$(62,912)	$(81,933)

Adjustments to reconcile results of operations to net cash
effect of operating activities:

Stock based compensation and payments	798	1,000	1,798
Net change in asset and liabilities:
Accounts payable	1,556	10,923	12,479
Due to Affiliates	16,667	50,989	67,656

Net Cash Provided (Used) by Operating Activities	19,021	62,912	81,933

Net (Decrease) Increase in Cash	—	—	—

Cash, Beginning	—	—	—

Cash, Ending	$—	$—	$—

See notes to the financial statements.

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Statement of Stockholders’ Equity

	Common Stock		Retained Deficit Accumulated During the Development Stage	Total Stockholders' Equity
	Shares	Amount
Balance as of October 24, 2003	—	$—	$—	$—

Issuance of common shares	100	1,000	—	1,000

Net loss	—	—	(62,912)	(62,912)

Balance June 30, 2004	100	1,000	(62,912)	(61,912)

Shares issued for services	80	798	—	798

Net loss	—	—	(19,021)	(19,021)

Balance March 31, 2005	180	$1,798	$(81,933)	$(80,135)

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Sibling Pictures, Inc. & Subsidiary (“the Company”) was organized October 24, 2003 and incorporated May 18, 2004. The Company is engaged in the finance, development and production of entertainment properties with a concentration of independent feature films and other entertainment projects. References herein to the “Company,”“we,”“us,” or “our” refers to Sibling Pictures, Inc.& Subsidiary (“SPI”).

The Company will seek to operate primarily through the management of subsidiary entities. These subsidiaries will be divided into two categories; film financing entities (“film funds”) financing two or more films, and production entities (or “single purpose entities”) formed for the sole purpose of engaging in the business of organizing, producing, and selling a single independent, feature film. As a managing member of these entities, SPI will develop, finance, produce, market and sell independent, feature films. The Company will seek to coordinate efforts between each entity to provide optimal development for each project. The Company is classified as a development stage Company.

Each project (independent films or other associated commercial exploitation) will be placed into a Single Purpose Entity (“SPE”)(either an LLP or an LLC or other entity) sponsored and managed by the Company, and financed through the sale of limited interests therein to high net worth investors, corporate sponsors of the arts, strategic partners and other supporters of shows and film developed by the Company. The origination, management, professional and administrative fees the Company charges each film fund and each SPE, together with payment of royalties and distributions of profits from retained interests, is intended to be the primary source of revenues.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Sibling Pictures Fund, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Revenue Recognition

Sales revenue is recognized when film contracts are signed between the Company and film distributors. Fund management fees are recognized as fee revenue upon successful completion of funding for the film production.

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Notes to the Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation and Payments

The Company accounts for stock issued for services and payments, on the Company’s behalf, paid for by Sibling Entertainment, Inc. (“SEI”), the parent company with a 56% ownership interest in SPI, under the intrinsic value method. There is no readily ascertainable value for the equity instruments issued in exchange for services and payments paid for by the SEI. Securities issued for payments paid for by SEI consisted of 100 common shares issued to SEI on May 18, 2004. The Company also issued 79.75 shares for the services provided by employees, directors and other shareholders on March 1, 2005. All such common shares issued have been valued at $10 per share.

GOING CONCERN

As shown in the financial statements, the accumulated deficits at March 31, 2005 and June 30, 2004 amounted to $81,933 and $62,912, respectively. The Company experienced net losses of $19,021, $62,912 and $81,933 for the nine months ended March 31, 2005 and for the period from inception, October 24, 2003, through June 30, 2004 and for the period from inception, October 24, 2003, through March 31, 2005, respectively. The Company will need additional resources to finance its future operations in order to continue as a going concern.

In order to overcome the going concern uncertainty, the Company has engaged J.P. Turner & Company to promote and solicit investors of its first film fund, Sibling Pictures Fund LLC, with a capitalization of $3.8 million from which the company shall earn approximately $150,000 from the successful completion of this funding.

The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the uncertainty described above.

RELATED PARTY TRANSACTIONS

In November, 2003, the unincorporated predecessor of the Company entered into an agreement with Amici Ventures, Inc. (“Amici”), an entity with the same management as SPI, to have Amici consult in the development and production efforts of independent films undertaken by SPI and its 100% owned subsidiary, Sibling Pictures Fund, LLC, (“SPFLLC”). The agreement provides executive consulting fees in the amount of $4,167 per month up to a maximum of $50,000. The Company recognized payables due to the related party for these services in the amount of $16,667, $33,333 and $50,000 for the nine months ended March 31, 2005 and for the period from inception, October 24, 2003, through June 30, 2004 and for the period from inception, October 24, 2003, through March 31, 2005, respectively. The arrangement agreed to by the parties includes a condition of contingency in the collection of the payable due from SPI which is based on the availability of funds generated by the first capitalization of SPFLLC’s funding of film projects. The payables due to the related party generated to date by the Company were in support of long term ongoing efforts which in the motion picture industry are normally entered into well in advance of a film’s finance, production, or sale and subsequent release in the independent feature film exhibition and distribution markets. Thus, this limitation as to the collectibility of the payable to Amici, which amounted to $50,000 at March 31, 2005, is at risk only if SPFLLC fails to raise sufficient capital. On February 28, 2005, SPI entered into an agreement with J.P Turner & Company, LLC to provide brokerage services related to the funding capitalization of SPFLLC up to $3.8 million for the production of three independent films. Management believes payment of the related party payable is likely.

Sibling Pictures, Inc. & Subsidiary

(A Development Stage Company)

Notes to the Financial Statements

RELATED PARTY TRANSACTIONS (continued)

The Company also has related party payables to Sibling Entertainment, Inc. (“SEI”), the parent company, for legal fees, shipping and postage, and other minor administrative costs SEI paid for on SPI’s behalf. As of March 31, 2005 and June 30, 2004, these payables totaled $19,371 and $19,197, respectively. The Company also issued 1,000 shares of its common stock to SEI in consideration of expenses paid for on behalf of the Company on June 30, 2004.

SUBSEQUENT EVENTS

On June 17, 2005 SPI and Amici, a related party, entered an agreement whereby Amici acquired all of the issued and outstanding shares of common stock of SPI from the Sibling Pictures stockholders in exchange for newly issued unregistered shares of common stock of Amici. Under the agreement, Amici issued 10,785,000 fully paid and nonassessable unregistered shares of its $.001 par value common stock for all 179.75 issued and outstanding shares of the no par value common stock of SPI on the basis of 60,000 Amici shares for each SPI share.